EXHIBIT 99.1


For Immediate Release                 Contact:    William J. Small
                                                  Chairman, President and CEO
                                                  First Defiance Financial Corp.
                                                  (419) 782-5015
                                                  bsmall@first-fed.com
                                                  --------------------

                 FIRST DEFIANCE ANNOUNCES FIRST QUARTER EARNINGS


     HIGHLIGHTS

o Gains from sale of mortgage loans totaled $1.8 million, a 242% increase from 2002 first quarter.
o    Net interest margin declines just 3 basis points from 2002 fourth quarter.
o    Asset quality remains good, Company realizes net recoveries of $93,000.
o    Total assets grow to $897 million.
o    Acquisition of three branches expected to close in June.

     DEFIANCE, OHIO (April 21, 2003) -


                                  FlashResults
                  First Defiance Financial Corp. (Nasdaq: FDEF)
                                                          ----
                  (Numbers in Thousands, Except Per Share Data)

                                                1Q 2003                1Q 2002
    Tax-equivalent Net Interest Income           $6,661                 $5,621
    Net Income from Continuing Operations        $2,718                   $887
    EPS from Continuing Operations                 $.43                   $.14
    Net Income                                   $2,718                 $2,708
    Net Income per Share                           $.43                   $.41

     First Defiance Financial Corp. (NASDAQ: FDEF) today announced net income of $2.7 million or $.43 per diluted share for the quarter ended March 31, 2003 compared to $2.7 million or $.41 per diluted share for the quarter ended March 31, 2002.

     The March 2002 results include $2.0 million ($0.30 per share) of earnings from discontinued operations related to the Company's former Leader Mortgage Company subsidiary (The Leader), which was sold to US Bank effective April 1, 2002, and a $194,000 ($0.03 per share) after-tax charge related to a change in the method of accounting for goodwill. Earnings from continuing operations reported for the first quarter of 2002 were $887,000 or $.14 per share.

Increase due to gains from mortgage loan, security sales

     The increase in income from continuing operations in 2003 compared to 2002 is due both to a large increase in gains from the sale of mortgage loans, and to significant growth in interest-earning assets following the sale of The Leader. Gains from the sale of mortgage loans totaled $1.8 million for the first quarter of 2003 compared to $526,000 for the first quarter of 2002, an increase of 242%. During the same period, net interest income increased to $6.4 million from $5.5 million due to a $97.9 million year-over-year increase in loans (from $500.0 million at March 31, 2002 to $597.9 million at March 31, 2003) and a $148.5 million increase in investment securities (from $51.5 million at March 31, 2002 to $200.0 million at March 31, 2003).

     First Defiance also realized gains of $631,000 ($0.06 per share after tax) from the sale of investment securities in the 2003 first quarter compared a loss of $15,000 in the 2002 period.

     "We had a very good quarter from an earnings standpoint due to our continued strong mortgage origination volumes," said First Defiance Chairman, President and CEO William J. Small. "Obviously these volumes are driven by the historically low interest rate environment we've experienced over the last several quarters. But in addition to the increased volumes, we have improved our pipeline management significantly and have gotten substantially better pricing in the secondary market than we were getting a year ago."

Net Interest Margin Declines Just 3 Basis Points from 2002 Fourth Quarter

     On a tax-equivalent basis the net interest margin for the quarter ended March 31, 2003 was 3.37% compared with 4.06% for the year earlier quarter. However the material change in the Company's balance sheet between those two periods resulting from the sale of The Leader makes that comparison less meaningful. A better margin comparison is between the 2003 first quarter and the 2002 fourth quarter, where the margin was 3.40%.

     The slightly lower quarter-to-quarter margin is in part due to a reduction in total equity resulting from the repurchase of approximately 120,000 shares of First Defiance stock by the Company during the 2003 first quarter and 343,000 shares during the 2002 fourth quarter. These repurchases impact margin because the reduction in equity, which has no cost of funds associated with it, is replaced with other funding sources. The tax-equivalent yields on interest earning assets dropped 14 basis points from 6.16% in the 2002 fourth quarter to 6.02% in the 2003 first quarter while the cost of interest bearing liabilities dropped 17 basis points from 3.21% to 3.04% between those same periods. Asset yields and margins have been hampered in the short-run by continued run-off of the Company's residential mortgage loan balances, which dropped from $157.7 million at the end of December 2002 to $150.0 million at the end of March 2003. That decline was more than offset by increases in non-residential real estate loans, which increased from $227.8 million at December 31, 2002 to $252.9 million at March 31, 2003.

However, a combination of adjustable rate loans repricing at lower rates and new loans going on the books at relatively low rates has caused overall loan yields to drop.

     "We continue to be pleased with the growth we've had in our commercial loan and non-residential real estate loan portfolios," continued Mr. Small. "While many of our peer banks are reporting decreased loan demand, we continue to experience strong demand in the commercial area. This is a testament to our community bank philosophy and to our lenders who make that philosophy work. This growth and the continuing change in the mix of our assets have helped us to maintain our margins in an environment where banks are feeling extreme margin pressure. Also, I need to point out that while our balances have grown significantly, our credit quality numbers have improved."

Credit Quality Remains Good, Company Realizes $93,000 of Net Recoveries

     The provision for loan losses was $335,000 in the first quarter of 2003 compared to $582,000 for the first quarter of 2002 despite significant growth in loan balances. The lower provision was due in part to the Company's very low loss experience in the 2003 first quarter, which showed net recoveries of $93,000. During that quarter, First Defiance had charge-offs of just $75,000 and recoveries of $168,000. By comparison, in the 2002 first quarter First Defiance had total charge-offs of $250,000 and recoveries of $53,000. The loan loss reserve increased to $7.9 million at March 31, 2003 from $7.5 million at December 31, 2002. The loan loss reserve as a percentage of total loans increased slightly to 1.34% at March 31, 2003 from 1.32% at December 31, 2002. At March 31, 2003, non-performing assets totaled $2.8 million compared to $2.7 million at December 31, 2002 and $3.5 million at March 31, 2002. Non-performing assets as a percentage of total assets was stable at 0.31% at both March 31, 2003 and December 31, 2002, a significant decrease from 0.55% at March 31, 2002. For those same periods the allowance for loan losses to non-performing assets was to 281.5% at March 31, 2003 compared to 274.5% at December 31, 2002 and 197.8% at March 31, 2002.

     Total non-interest income for the 2003 first quarter was $4.8 million compared with $2.4 million in the 2002 period from continuing operations. While this increase is primarily due to the large increase in gain on mortgage loan sales and the investment securities gains taken during the quarter, other sources of non-interest income also increased in 2003. Excluding the loan and security sales gains, non-interest income still increased by 23.3%. Service fees increased by $187,000 or 23.4% to $985,000 in the first quarter of 2003 compared to $798,000 for the first quarter of 2002 while insurance and investment commission income grew by $43,000 or 4.9% to $926,000 in the 2003 first quarter compared to $883,000 in the same 2002 period. Also First Defiance realized an increase in the cash surrender value of bank-owned life insurance ("BOLI") of $201,000 in the 2003 first quarter. The Company made its initial investment in BOLI during the 2002 fourth quarter.

     Non-interest expense increased during the 2003 first quarter to $7.0 million from $6.0 million in the same period of 2002. The largest increases were in compensation and benefits, which increased by $404,000 to $3.7 million in the 2003 first quarter from $3.3 million in the same period of 2002, amortization of mortgage servicing rights, which increased by $395,000 to $523,000 for the 2003 quarterly period from $128,000 in the 2002 first quarter, and mortgage servicing rights impairment, which totaled $240,000 in the first quarter of 2003 compared to $96,000 in 2002. The 2002 non-interest expense also included goodwill impairment of $200,000. There was no goodwill impairment in 2003.

Total Assets Increase; Capital Levels Remain High

     At March 31, 2003, First Defiance had total assets of $896.6 million, compared to $884.2 million at December 31, 2002. First Defiance's total loans, total deposits, and total equity at March 31, 2003 were $597.9 million, $608.0 million and $120.1 million respectively, compared to $576.4 million, $599.6 million and $120.1 million, respectively, at December 31, 2002.

     The growth in deposits occurred despite anticipated declines in national and brokered certificates of deposit which were used to fund the operations of The Leader. Local deposit balances at March 31, 2003 were $583.9 million compared to $573.5 million at December 31, 2002. Most of the growth has been in checking and money market deposit accounts which increased to $220.4 million at March 31, 2003 from $214.3 million at December 31, 2002. The total balance in checking and money market accounts at March 31, 2002 was just $189.0 million.

     First Defiance's equity to assets and tangible equity to assets ratios were 13.4% and 13.0%, respectively at March 31, 2003. The Company's total capital level was impacted by significant stock repurchase activity during the 2003 first quarter when First Defiance repurchased a total of 119,864 shares for an average price of $19.66 per share.

Branch Acquisition Expected to Close in Second Quarter

     First Defiance announced in the 2003 first quarter that it has agreed to purchase branches located in Findlay, Ottawa and McComb, Ohio from RFC Banking Company, a subsidiary of Rurban Financial Corp.

     "We are enthusiastic about expanding our community banking model through this acquisition," noted Mr. Small. "These branches fit very well within our existing footprint in northwest Ohio. The transaction will make us a major competitor in the very attractive Findlay area market and it gives us an opportunity to branch in Ottawa, a market that we have long considered an excellent expansion opportunity. We have been working very hard to prepare for this extension of our First Federal Bank network and look forward to welcoming these branches into the First Defiance family."

     That transaction, which will increase First Defiance's loans by approximately $100 million and its deposits by approximately $155 million, is expected to close in June. Management estimates that the acquisition of those branches will add approximately $.06 per share to earnings in 2003 and between $.12 and $.15 per share to earnings in 2004.

Company Outlook

     "Looking ahead, I think margin pressures will continue for all banks for the rest of this year," continued Mr. Small. "We had earlier forecast that our margin would increase throughout the year and would reach 3.70% by the 2003 fourth quarter. However, because of significant prepayments of our mortgage-backed securities and continued low loan pricing, I believe the margin will likely be at least 10 basis points less than that earlier forecast. I also think that gains from the sale of mortgage loans will drop to more normal levels as this refinance wave winds down."

     "We are pleased with the progress we've made in the last year since we sold The Leader," added Mr. Small. "However we also recognize that we need to continue to find ways to effectively utilize our capital and grow earnings. The branch acquisition is one step in the process but at the same time we will continue to focus on identifying and taking advantage of opportunities to grow both loans and deposits through geographic and product line expansion."

Conference Call

     First Defiance Financial Corp. will host a conference call at 11:00 a.m.
(EST) on Tuesday, April 22, 2003 to discuss the earnings results and business trends. The conference call may be accessed by calling 888-880-1525. The passcode for the conference call is "First Defiance." The conference identification number for the call is 9539817. Participants should be prepared to provide both the passcode and conference identification number to access the call.

     Internet access to the call is also available (in listen-only mode) at the following Web address:
http://www.firstcallevents.com/service/ajwz377598505gf12.html. The password for the call is "First Defiance."

     The audio replay of the Internet Web cast will be available at www.fdef.com
until May 22, 2003.                                                 ------------

     First Defiance will host its Annual Meeting of Shareholders at 1:00 p.m. EDT on Tuesday, April 22, 2003 in the training room of the Company's headquarters at First Federal Bank of the Midwest, 601 Clinton St. in Defiance, OH. The business of the meeting will include the election of three directors. Mr. Small will report to shareholders on the Company's performance during 2002 and the first quarter of 2003 and provide an update on the Company's community financial services strategy. A live webcast of the annual meeting (in listen-only mode) will be available at the following Web address: http://www.videonewswire.com/event.asp?id=13481. The Web cast will be archived
-----------------------------------------------
at www.fdef.com until July 22, 2003.
---------------

About First Defiance Financial Corp.

     First Defiance Financial Corp., headquartered in Defiance, OH, is the holding company for First Federal Bank of the Midwest and First Insurance and Investments. First Federal operates 14 full service branches, one commercial loan production office and 18 ATM locations in northwest Ohio. First Insurance and Investments is the largest property and casualty insurance company in the Defiance, OH area and it also specializes in life and group health insurance. For more information, visit the company's Web site at www.fdef.com.
                                                      ------------

                  -Financial Statements and Highlights Follow-

Safe Harbor Statement

Statements contained herein, including management's expectations, and Mr. Small's comments, may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. The Company assumes no responsibility to update this information. For more details, please refer to the Company's SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.


------------------------------------------------------------------------------------------------------------

Consolidated Balance Sheets
First Defiance Financial Corp.


                                                                  March  31,    December 31,      March 31,
(in thousands)                                                       2003          2002             2002
------------------------------------------------------------------------------------------------------------

Assets
Cash and cash equivalents                                        $    25,475    $    17,263    $    32,589
   Cash and amounts due from depository institutions                   6,475         11,395          1,575
                                                                  -----------    -----------    -----------
   Interest-bearing deposits                                          31,950         28,658         34,164

Securities
   Available-for sale, carried at fair value                         196,536        209,604         46,183
   Held-to-maturity, carried at amortized costs                        3,527          3,921          5,303
                                                                  -----------    -----------    -----------
                                                                     200,063        213,525         51,486
Loans held for sale                                                   11,391         15,336           --
Loans                                                                594,431        568,537        506,473
Allowance for loan losses                                             (7,924)        (7,496)        (6,933)
                                                                  -----------    -----------    -----------
Loans, net                                                           597,898        576,377        499,540
Mortgage servicing rights                                              2,036          2,090          2,319
Accrued interest receivable                                            4,734          4,533          3,255
Federal Home Loan Bank stock and other interest-bearing assets        17,242         18,302         16,487
Bank Owned Life Insurance                                             15,345         15,144           --
Office properties and equipment                                       20,460         19,958         19,882
Real estate and other assets held for sale                                59            206            194
Goodwill                                                               3,658          3,636          3,529
Deferred taxes                                                          --             --              342
Other assets                                                           3,131          1,816          1,330
Assets held for sale                                                    --             --            6,110
Assets of discontinued operations                                       --             --          493,872
                                                                  -----------    -----------    -----------
   Total Assets                                                  $   896,576    $   884,245    $ 1,132,510
                                                                  ===========    ===========    ===========

Liabilities and Stockholders' Equity
Non-interest-bearing deposits                                    $    47,673    $    43,936    $    28,349
Interest-bearing deposits                                            560,293        555,637        578,425
                                                                  -----------    -----------    -----------
Total deposits                                                       607,966        599,573        606,774
Advances from Federal Home Loan Bank                                 156,147        149,096        237,699
Notes payable and other interest-bearing liabilities                   1,997          4,308         21,939
Advance payments by borrowers for tax and insurance                      169            316            220
Deferred taxes                                                         2,017          2,299           --
Other liabilities                                                      8,133          8,543          5,540
Liabilities associated with assets held for sale                        --             --            6,037
Liabilities of discontinued operations                                  --             --          141,438
                                                                  -----------    -----------    -----------
   Total liabilities                                                 776,429        764,135      1,019,647
Stockholders' Equity
   Preferred stock                                                      --             --             --
   Common stock                                                           63             64             69
   Additional paid-in-capital                                         50,432         50,702         53,999
   Stock acquired by ESOP                                             (2,175)        (2,387)        (2,600)
   Deferred compensation                                                 (25)           (30)           (69)
   Accumulated other comprehensive income                              6,068          6,455            508
   Retained earnings                                                  65,784         65,306         60,956
                                                                  -----------    -----------    -----------
   Total stockholders' equity                                        120,147        120,110        112,863
                                                                  -----------    -----------    -----------
   Total liabilities and stockholders' equity                    $   896,576    $   884,245    $ 1,132,510
                                                                  ===========    ===========    ===========


---------------------------------------------------------------------------------------
Consolidated Statements of Income (Unaudited)
First Defiance Financial Corp.
                                                                     Three Months Ended
                                                                           March 31,
                                                                           ---------
(in thousands, except per share amounts)                                2003      2002
---------------------------------------------------------------------------------------
Interest Income:
   Loans                                                              $ 9,338   $ 8,961
   Investment securities                                                2,424       751
   Interest-bearing deposits                                               29        17
                                                                      -------   -------
Total interest income                                                  11,791     9,729
Interest Expense:
   Deposits                                                             3,534     3,928
   FHLB advances and other                                              1,814        81
    Notes Payable                                                           9       192
                                                                      -------   -------
Total interest expense                                                  5,357     4,201
                                                                      -------   -------
Net interest income                                                     6,434     5,528
Provision for loan losses                                                 335       582
                                                                      -------   -------
Net interest income after provision for loan losses                     6,099     4,946
Non-interest Income:
   Service fees and other charges                                         985       798
   Dividends on stock and other interest income                           169       181
   Gain on sale of loans                                                1,800       526
   Gain (loss) on sale of securities                                      631       (15)
   Insurance commissions                                                  926       883
   Trust income                                                            32        31
   Income from Bank Owned Life Insurance                                  201      --
   Other non-interest income                                               47        21
                                                                      -------   -------
Total Non-interest Income                                               4,791     2,425
Non-interest Expense:
   Compensation and benefits                                            3,708     3,304
   Occupancy                                                              728       692
   SAIF deposit insurance premiums                                         24        32
   State franchise tax                                                    281       294
   Data processing                                                        432       322
   Amortization of mortgage servicing rights                              523       128
   Net impairment of mortgage servicing rights                            240        96
   Amortization of goodwill and other intangibles                        --         200
   Other non-interest expense                                           1,079       925
                                                                      -------   -------
Total Non-interest Expense                                              7,015     5,993
                                                                      -------   -------
Income before income taxes                                              3,875     1,378
Income taxes                                                            1,157       491
                                                                      -------   -------
Income from continuing operations                                       2,718       887
Discontinued operations, net of tax                                      --       2,015
                                                                      -------   -------
Income before cumulative effect of a change in accounting principle     2,718     2,902
Cumulative effect in method of accounting for goodwill                   --        (194)
                                                                      -------   -------
Net income                                                            $ 2,718   $ 2,708
                                                                      =======   =======

Earnings per share:
Basic:
   From continuing operations                                         $  0.45   $  0.14
   Discontinued operations, net of tax                                   --        0.31
   Cumulative effect in method of accounting for goodwill                --       (0.03)
   Net income                                                            0.45      0.42

Diluted:
   From continuing operations                                            0.43   $  0.14
   Discontinued operations, net of tax                                   --        0.30
   Cumulative effect in method of accounting for goodwill                --       (0.03)
   Net income                                                            0.43      0.41

Average Shares Outstanding
Basic                                                                   6,074     6,442
Diluted                                                                 6,330     6,663


------------------------------------------------------------------------------------------------------------
Financial Summary and Comparison
First Defiance Financial Corp.

                                                                           Three months ended
                                                                                   March 31,
                                                                                   ---------
(in thousands, except per share data)                                 2003           2002       % change
------------------------------------------------------------------------------------------------------------
Summary of Operations
Tax-equivalent interest income (1)                               $    12,018    $     9,822        22.4
Interest expense                                                       5,357          4,201        27.5
Tax-equivalent net interest income (1)                                 6,661          5,621        18.5
Provision for loan losses                                                335            582       (42.4)
Tax-equivalent NII after provision for loan loss (1)                   6,326          5,039        25.5
Securities gains (losses)                                                631            (15)         NM
Non-interest income-excluding securities gains ( losses)               4,160          2,440        70.5
Non-interest expense                                                   7,015          5,993        17.1
Income taxes                                                           1,157            491       135.6
Income from continuing operations                                      2,718            887       206.4
Tax equivalent adjustment (1)                                            227             93       144.1
------------------------------------------------------------------------------------------------------------
At Period End
Assets                                                           $   896,576    $ 1,132,510       (20.8)
Total assets excluding those of discontinued
 operations                                                          896,576        638,638        40.4
Earning assets                                                       821,678        569,088        44.4
Loans                                                                594,431        506,473        17.4
Allowance for loan losses                                              7,924          6,933        14.3
Deposits                                                             607,966        606,774         0.2
Stockholders' equity                                                 120,147        112,863         6.5
------------------------------------------------------------------------------------------------------------
Average Balances
Assets                                                           $   884,538    $ 1,150,103       (23.1)
Total assets excluding those of discontinued
 operations                                                          884,538        680,226        30.0
Earning assets                                                       821,307        580,085        41.6
Deposits and interest-bearing liabilities                            715,095        525,623        36.0
Loans                                                                589,837        496,671        18.8
Deposits                                                             593,863        524,633        13.2
Stockholders' equity                                                 120,253        112,085         7.3
Stockholders' equity / assets of continuing operations                 13.60%         16.48%      (17.5)
------------------------------------------------------------------------------------------------------------
Per Common Share Data
Income from continuing operations
   Basic                                                         $      0.45    $      0.14       221.4
   Diluted                                                              0.43           0.14       207.1
Dividends                                                               0.15           0.13        15.4
Market Value:
   High                                                          $     20.67    $     17.25        19.8
   Low                                                                 18.21          15.12        20.4
   Close                                                               18.55          17.25         7.5
Book Value                                                             18.93          16.43        15.2
Tangible Book Value                                                    18.35          15.92        15.3
Shares outstanding, end of period (000)                                6,347          6,869        (7.6)
------------------------------------------------------------------------------------------------------------
Performance Ratios (annualized-continuing operations only)
Tax-equivalent net interest margin (1)                                  3.37%          4.06%      (17.0)
Return on average assets (2)                                            1.23           0.52       135.6
Return on average equity                                                9.04           3.17       185.6
Efficiency ratio (3)                                                   64.84          74.48       (12.8)
Effective tax rate                                                     29.86          35.63       (16.2)
Dividend payout ratio (basic)                                          33.33          92.86       (64.1)
------------------------------------------------------------------------------------------------------------

(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2) Income from continuing operations divided by assets, excluding those of discontinue operations.
(3) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.
 NM  Percentage change not meaningful

Continuing Operations Yield Analysis
First Defiance Financial Corp.




                                                                     Three Months Ended  March 31
                                             -------------------------------------------------------------------
                                                   2003                              2002
                                               Average                Yield        Average               Yield
                                               Balance    Interest(1) Rate(2)     Balance   Interest(1)  Rate(2)
                                               -------    -------------------     -------   -----------  -------
Interest-earning assets:
   Loans receivable                          $   589,837   $  9,398    6.46%    $   496,671   $9,003     7.35%
   Securities                                    206,645      2,591    5.09          53,499      802     6.08
   Interest Bearing Deposits                       6,865         29    1.71          13,607       17      .51
   FHLB stock and other                           17,960        169    3.82          16,308      181     4.50
                                             -----------   --------    ----     -----------   ------     ----
   Total interest-earning assets                 821,307     12,187    6.02         580,085   10,003     6.99
   Non-interest-earning assets (including
       assets of discontinued operations)         63,231                            570,018
                                                  ------                            -------
   Total assets                              $   884,538                         $1,150,103
                                             ===========                         ==========
Deposits and Interest-
   bearing liabilities (4):
   Interest bearing deposits                 $   555,524     $3.534    2.58%    $   496,495   $3,928     3.21%
   FHLB advances and other                       156,561      1,814    4.70           7,698       81     4.27
   Warehouse and term notes payable                3,010          9    1.21          21,430      192     3.63
                                             -----------   --------    ----     -----------   ------     ----
   Total interest-bearing liabilities            715,095      5,357    3.04         525,623    4,201     3.24
Non-interest bearing deposits                     38,339          -       -          28,138        -       -
                                             -----------   --------    ----     -----------   ------     ----
Total including non-interest-
   bearing demand deposits                       753,434      5,357    2.88         553,761    4,201     3.08
Other non-interest-bearing liabilities            10,851                            484,257
                                             -----------                        -----------   ------     ----
  (including liabilities of
     discontinued operations )
   Total liabilities                             764,285                          1,038,018
   Stockholders' equity                          120,253                            112,085
                                             -----------                        -----------
   Total liabilities and stock-
         holders' equity                     $   884,538                         $1,150,103
Net interest income; interest                ===========                        ===========
   rate spread                                               $6,830    2.98%                  $5,802     3.75%
                                                           ========    ====                   ======     ====
Net interest margin (3)                                                3.37%                             4.06%
                                                                       ====                              ====
Average interest-earning assets  to average
   Interest-bearing liabilities                                         115%                              110%
                                                                       ====                              ====



 ---------------------------------------------

(1) Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)   Annualized
(3) Net interest margin is net interest income divided by average interest-earning assets.
(4)   This analysis does not reflect borrowings to fund discontinued operations.




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Selected Quarterly Information
First Defiance Financial Corp.

(in thousands, except per share data)                     1st Qtr 2003   4th  Qtr 2002  3rd  Qtr 2002   2nd  Qtr 2002  1 st Qtr 2002
------------------------------------------------------------------------------------------------------------------------------------
Summary of Operations
Tax-equivalent interest income (1)                        $    12,018    $  12,518       $  12,405      $    2,097     $    9,822
Interest expense                                                5,357        5,701           5,952           6,189          4,201
Tax-equivalent net interest income (1)                          6,661        6,817           6,453           5,908          5,621
Provision for loan losses                                         335          328             386             156            582
Tax-equivalent NII after provision for loan losses (1)          6,326        6,489           6,067           5,752          5,039
Investment securities gains/(losses)                              631            -              36               -            (15)
Non-interest income (excluding securities gains/losses)         4,160        4,518           3,235           2,737          2,440
Non-interest expense                                            7,015        6,702           7,184           6,313          5,993
Income taxes                                                    1,157        1,319             568             607            491
Income from continuing operations                               2,718        2,765           1,382           1,386            887
Discontinued operations, net of tax                                 -         (494)              -           7,332          2,015
Income before effect of a change in accounting principle            -        2,271               -           8,718          2,902
Cumulative effect in method of accounting for goodwill              -            -               -               -           (194)
Net income                                                      2,718        2,271           1,382           8,718          2,708
Tax equivalent adjustment (1)                                     227          221             204             183             93
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At Period End
Total assets                                                $ 896,576    $ 884,245       $ 863,749      $  880,379     $1,132,510
Total assets excluding those of discontinued operations       896,576      884,245         863,749         880,379        638,638
Earning assets                                                821,678      819,599         809,061         821,679        569,088
Loans                                                         594,431      583,873         553,465         522,526        506,473
Allowance for loan losses                                       7,924        7,496           7,256           7,028          6,933
Deposits                                                      607,966      599,573         590,792         601,996        606,774
Stockholders' equity                                          120,147       120,110        124,888         112,188        112,863
Stockholders' equity / assets of continuing operations          13.40%       13.58%          14.46%          12.74%         17.68%
Goodwill                                                        3,658        3,636           3,602           3,569          3,529
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Average Balances (2)
Total assets                                                $ 884,538    $ 877,940       $ 872,808      $  885,136    $ 1,150,103
Total assets excluding those of discontinued operations       884,538      877,940         872,808         885,136        680,226
Earning assets                                                821,307      818,903         815,924         830,516        580,085
Deposits and interest-bearing liabilities                     715,095      743,588         696,039         741,922        553,761
Loans                                                         589,837      560,363         535,149         511,238        496,671
Deposits                                                      593,863      596,053         593,780         608,020        524,633
Stockholders' equity                                          120,253      121,519         123,491         119,166        112,085
Stockholders' equity / assets of continuing operations          13.60%       13.84%          14.15%          13.46%         16.48%
------------------------------------------------------------------------------------------------------------------------------------
Per Common Share Data
Basic:
   From continuing operations                                 $  0.45    $    0.45       $    0.22      $     0.22    $      0.14
   Discontinued operations, net of tax                              -        (0.08)              -            1.14           0.31
   Cumulative effect in method of accounting for goodwill           -            -               -               -          (0.03)
   Net income                                                    0.45         0.37            0.22            1.36           0.42

Diluted:
   From continuing operations$                                   0.45    $    0.43       $    0.21      $     0.21    $      0.14
   Discontinued operations, net of tax                              -        (0.08)              -            1.09           0.30
   Cumulative effect in method of accounting for goodwill           -            -               -               -          (0.03)
   Net income                                                    0.45         0.35            0.21            1.30           0.41
Dividends                                                        0.15         0.15            0.13            0.13           0.13

Market Value:
   High                                                       $ 20.67    $   19.70       $   21.13      $    21.44      $   17.25
   Low                                                          18.21        15.78           16.96           16.97          15.12
   Close                                                        18.55        18.90           17.17           20.05          17.25
Book Value                                                      18.93        18.73           18.54           17.94          16.43
Shares outstanding, end of period (000)                         6,347        6,412           6,737           6,810          6,869
Performance Ratios (annualized- continuing operations only)
Tax-equivalent net interest margin                              3.37%        3.40%            3.25%           3.06%          4.06%
Return on average assets (3)                                     1.23         1.26            0.63            0.63           0.52
Return on average equity                                         9.04         9.10            4.48            4.65           3.17
Efficiency ratio  (4)                                           64.84        59.12           73.88           73.02          74.48
Effective tax rate                                              29.86        32.30           29.13           30.46          35.63
Dividend payout ratio (basic)                                   33.33        33.33           59.09           59.09          92.86
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

(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)  Average balances do not reflect borrowings to fund discontinued operations
(3) Income from continuing operations divided by assets, excluding assets of discontinued operations
(4) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.


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Selected Quarterly Information
First Defiance Financial Corp.

(in thousands, except per share data)                     1st Qtr 2003   4th  Qtr 2002  3rd  Qtr 2002   2nd  Qtr 2002  1 st Qtr 2002
------------------------------------------------------------------------------------------------------------------------------------
Loan Portfolio Composition
One to four family residential real estate                  $ 149,717      $  157,691      $ 165,113     $  165,072      $166,112
Construction                                                   13,342          15,357         11,646          8,977         5,054
Commercial real estate                                        252,939         227,754        202,069        191,471       180,576
Commercial                                                    106,650         104,070         96,537         80,844        80,904
Consumer finance                                               35,938          37,579         38,725         39,279        38,127
Home equity and improvement                                    53,860          49,889         46,577         43,990        39,075
Total loans                                                   612,446         592,340        560,648        529,633       509,848
                                                              -------         -------        -------        -------       -------
Less:
   Loans in process                                             5,407           7,255          6,049          6,028         2,315
   Deferred loan origination fees                               1,217           1,212          1,134          1,079         1,060
  Allowance for loan loss                                       7,924           7,496          7,256          7,028         6,933
                                                              -------         -------        -------        -------       -------
Net Loans                                                    $597,898        $576,377       $546,209       $515,498      $499,540
                                                             ========        ========       ========       ========      ========
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Allowance for loan loss activity
Beginning allowance                                           $ 7,496        $  7,256        $ 7,028        $ 6,933      $  6,548
Provision for loan losses                                         335             328            386            156           582
   Credit loss charge-offs:
     One to four family residential real estate                     -              28             18             15            49
     Commercial real estate                                         -               -            110             20            54
     Commercial                                                    25              16             20              -             -
     Consumer finance                                              50              86             64             93           147
     Home equity and improvement                                    -               -              -              -             -
                                                              -------         -------        -------        -------       -------
Total charge-offs                                                  75             130            212            128           250
Total recoveries                                                  168              42             54             67            53
                                                              -------         -------        -------        -------       -------
Net charge-offs/(recoveries)                                      (93)             88            158             61           197
Ending allowance                                              $ 7,924         $ 7,496        $ 7,256         $7,028       $ 6,933
                                                              =======         =======        =======         ======       =======
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Credit Quality
Non-accrual loans                                             $ 2,756           2,525        $ 3,287      $   3,052       $ 3,311
Loans over 90 days past due and still accruing                     -                -              -              -             -
    Total non-performing loans (1)                              2,756           2,525          3,287          3,052         3,311
                                                              -------         -------        -------        -------       -------
Real estate owned (REO)                                            59             206            371            335           194
                                                              -------         -------        -------        -------       -------
     Total non-performing assets (1)                            2,815           2,731          3,658          3,387         3,505
                                                              =======         =======        =======         ======       =======
Net charge-offs                                                   (93)             88            158             61           197

Allowance for loan losses / loans                                1.34%           1.32%          1.33%          1.35%         1.37%
Allowance for loan losses / non-performing assets              281.49          274.48         198.36         207.50        197.80
Allowance for loan losses / non-performing loans               287.52          296.87         220.75         230.28        209.39
Non-performing assets / loans plus REO                           0.48            0.48           0.67           0.65          0.69
Non-performing assets/total assets of continuing operations      0.31            0.31           0.42           0.38          0.55
Net charge-offs / average loans ( annualized)                   (0.06)           0.06           0.12           0.05          0.16
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Deposit Balances
Non-interest-bearing demand deposits                         $ 47,673      $   43,936     $   34,542     $   32,388     $  28,349
Interest-bearing demand deposits and money market             172,740         170,354        165,405        165,606       160,695
Savings deposits                                               41,375          39,363         39,569         39,766        38,750
Time deposits less than                                      $264,938         282,464        276,296        291,438       304,362
Time deposits greater than                                   $ 81,240         63,456         74,980          72,798        74,618
                                                              -------         -------        -------        -------       -------
Total deposits                                               $607,966       $ 599,573      $ 590,792      $ 601,996     $ 606,774
                                                              =======         =======        =======         ======       =======
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

(1) Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired under the criteria of FASB Statement No. 114. Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.